UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2012

Date of Report (Date of earliest event reported)

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 6, 2012, the Board of Directors of our general partner, Western Gas Holdings, LLC (the “General Partner”), appointed Philip H. Peacock as Vice President, General Counsel and Corporate Secretary of the General Partner. Mr. Peacock succeeds Amanda M. McMillian, who was recently named Deputy General Counsel and Corporate Secretary of Anadarko, our General Partner’s ultimate parent. Mr. Peacock, age 41, is currently a partner practicing corporate and securities law at the law firm of Andrews Kurth LLP, where he has held positions of increasing responsibility since joining the firm in August 2003. Mr. Peacock holds a Bachelor of Arts degree from Princeton University, a Master of Arts degree from the University of Houston, and a Juris Doctor degree from the University of Virginia. He is licensed to practice law in the state of Texas and serves on the Board of Directors of The Children’s Fund, Inc.

In connection with his appointment as Vice President, General Counsel and Corporate Secretary, the expected portion of Mr. Peacock’s compensation that will be allocable to the Partnership by Anadarko includes: (i) an annual base salary in the amount of approximately $112,500 (based on an assumed 50% time allocation); (ii) a bonus target opportunity under Anadarko’s annual incentive program equal to 35% of the above base salary; and (iii) an initial equity award under the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”) of $75,000 worth (based on an assumed 50% time allocation) of restricted stock of Anadarko, which vests in one-third increments on the anniversary date of the grant commencing September 3, 2013. In addition, Mr. Peacock will be eligible to receive future equity awards under our compensation programs in such amounts, if any, as to be determined by the General Partner’s Board of Directors. A more detailed description of these programs is included under the heading “Executive Compensation — Compensation Discussion and Analysis — Elements of compensation” in our Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on February 28, 2012. Mr. Peacock is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, compensation programs, and other benefits on the same basis as other eligible Anadarko employees, and the Partnership will bear the expenses related to the portion of such benefits allocable to the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Date: July 23, 2012		/s/ Donald R. Sinclair
Donald R. Sinclair
President and Chief Executive Officer